UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): February 2, 2010

FORTRESS FINANCIAL GROUP, INC. / WY
 (Exact name of registrant as specified in charter)

Wyoming
(State or other Jurisdiction of Incorporation or Organization)

000-24262	1903 60th Place E, Suite M2240 Bradenton, Florida 34203	91-1363905
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(954) 623-7409
 (Registrant's telephone
Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

ISSUE OF RESTRICTED SHARES OF COMMON STOCK IN PARTIAL SETTLEMENT OF TWO OUTSTANDING LOAN NOTES

On January 27, 2010,  the Company  issued an amount of 2,500,000,000 (Two billion five hundred million)  shares of its Common Stock to Searchlight Exploration, LLC in a partial settlement of a Loan Note issued on October 1, 2008. These shares of Common Stock were issued at a price of US$0.0001 per share of Common Stock, equating to an amount of US$250,000.00 (Two hundred and fifty thousand dollars).

On October 1, 2008, the Company was indebted to Searchlight Exploration, LLC in the amount of US$810,000.00 (Eight hundred and ten thousand Dollars). This Loan Note bears interest at the rate of 10% (Ten percent) per annum.

As at January 27, 2010, the Company is indebted to Searchlight Exploration, LLC in the amount of US$560,000.00 (Five hundred and sixty thousand Dollars) plus accrued interest.

On January 27, 2010,  the Company  issued an amount of 2,500,000,000 (Two billion five hundred million) shares of its Common Stock to Abaxis, Inc. in a partial settlement of a Loan Note issued on October 1, 2008. These shares of Common Stock were issued at a price of US$0.0001 per share of Common Stock, equating to an amount of US$250,000.00 (Two hundred and fifty thousand dollars).

On October 1, 2008, the Company was indebted to Abaxis, Inc. in the amount of US$1,424,000.00 (One million four hundred and twenty four thousand Dollars). This Loan Note bears interest at the rate of 10% (Ten percent) per annum.

As at January 27, 2010, the Company is indebted to Abaxis, Inc. in the amount of US$1,174,000.00 (One million one hundred and seventy four thousand Dollars) plus accrued interest.

These shares of the Company’s Common Stock issued to Searchlight Exploration, LLC and to Abaxis, Inc. were issued in reliance on the exemption from registration under Rule 506 of Regulation D.

This partial settlement of these two Loan Note Holders through the issue of shares of the Company’s Common Stock is strategically important as both Loan Note Holders are now stockholders in the Company, meaning that their interests are now allied with the rest of the body of Stockholders. This is considered to be crucial if the Company is to obtain unanimous consent from the Loan Note Holders and other third parties in respect of the sale of the Company’s remaining interests in both the “Bouse” and the “South Copperstone” Gold Properties.

SETTLEMENT OF THE ADDITIONAL OUTSTANDING LOAN NOTES

The Company is negotiating to convert the additional outstanding Loan Notes into restricted shares of the Company’s Common Stock. There is no guarantee that the Company will be successful in this endeavor. The outstanding Loan Note Holders have indicated that they are prepared to wait for the completion of the sale of the Company’s Gold Interests; in order to obtain full settlement of their outstanding Loan Notes. These Loan Note Holders have given the Company a deadline of no later than February 18, 2010 to complete the sale of the Company’s Gold Interests.

AMOUNT OF THE COMPANY’S SHARES OF COMMON STOCK ISSUED AND OUTSTANDING

As at February 2, 2010; the Company has an amount of 36,562,377,817 (Thirty six billion five hundred and sixty two million three hundred and seventy seven thousand eight hundred and seventeen) shares of Common Stock issued and outstanding.

The Company is at this time seeking to cancel an additional amount of 3,000,000,000 (Three Billion) shares of its restricted Common Stock that were issued to two former Consultants to the Company. To this end, the Company is placing an “Administrative Freeze” on these restricted shares of Common Stock registered to the two Former Consultants and will be seeking an order of Court for the cancellation of these shares of Common Stock.

REDUCTION OF THE AUTHORIZED SHARE CAPITAL OF THE COMPANY

The Company confirms that the Board of Directors had resolved that the Company's existing Authorized Share Capital in the amount of 5 Trillion shares of Common Stock be immediately reduced to an amount of 75 billion shares of Common Stock. The necessary documentation is being submitted to the Secretary of State in Wyoming to effect this reduction in the Company’s Authorized Share Capital. This should be completed by no later than February 15, 2010.

REINSTATEMENT OF BOUSE GOLD, INC. AND SOUTH COPPERSTONE, INC.

On March 15, 2009, Bouse Gold, Inc. and South Copperstone, Inc. became delinquent with the Secretary of State in Wyoming due to Nonpayment of State Taxes and were administratively dissolved. The Company is filing the requisite reinstatement documentation with the Secretary of State in Wyoming and the Company is paying the nominal State Taxes due in respect of both of these Corporations. The Authorized Share Capital of both of these Corporations is being increased to an amount of 2,500,000,000 shares of Common Stock. This should be completed by no later than February 15, 2010.

Bouse Gold, Inc. will hold the Company’s and other third party shareholdings and interests in the “Bouse” Gold Mining Properties, South Copperstone, Inc. will hold the Company’s interests and other third party shareholdings in the “South Copperstone” Gold Properties.

COMPANY’S COMMITMENT TO THE SALE OF ITS INTERESTS IN BOTH OF THE “BOUSE” AND THE “SOUTH COPPERSTONE” GOLD PROPERTIES

The Company remains committed to the sale of its interests in both the “Bouse” and the “South Copperstone” Gold Properties and remains in advanced negotiations in respect of the outright sale of these Gold Mining interests.

The Company is not in a position to discount the possibility that a bid for the entire Company may well be forthcoming. The Board of Directors of the Company will not recommend any bid for the Company that does not match the value that the Company has placed on its interests in both the “Bouse” and “South Copperstone” Gold Properties; less the value of the outstanding Loan Notes now due and payable.

The Company has determined a minimum price that it will accept for its interests in these two Gold Properties and any sale transaction will have to include the settlement of historical Stock Dividends dating back to 2005, as these eligible Dividend recipients are now stockholders in both “the Bouse” and in the “South Copperstone” Gold Properties.

There is no guarantee that the Company will be successful in the immediate consummation of these sales of the Company’s interests in the Gold Mining Properties with the current prospective buyer despite the very advanced nature of our negotiations. It is possible that the Company may open the sale process to other bidders; or may consider a restructure and recapitalization of the Company in order to make the Company very attractive to any prospective buyers.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits

A – Schedule of Stock Repurchases by the Company

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Financial Group, Inc.

Date: February 2, 2010	By:	/s/ Peter James Bezzano
Peter James Bezzano
President

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